SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 17, 2012

(Exact name of registrant as specified in its charter)
UNION BANKSHARES, INC.

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)
Vermont	001-15985	03-0283552

(Address of principal executive offices)		(Zip Code)
20 Lower Main St., P.O. Box 667		05661-0667
Morrisville, VT

Registrant's telephone number, including area code: (802) 888-6600

(Former name or former address, if changed since last report)
Not applicable

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◦	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◦	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◦	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◦	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

As provided in General Instruction B.2 to Form 8-K, the information furnished in this Item 2.02 and in Exhibit 99.1 hereto shall not be deemed filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing with the Securities and Exchange Commission, except as shall be expressly provided by specific reference in such filing.

On October 17, 2012, Union Bankshares, Inc. issued a press release, a copy of which is furnished with this Form 8-K as Exhibit 99.1, announcing net income and net income per share for the third quarter and nine months ended September 30, 2012, as well as the declaration of a regular quarterly cash dividend.

Item 8.01. Other Events

a) On October 17, 2012 the Board of Directors of Union Bankshares, Inc. declared a quarterly cash dividend of $0.25 per share. The dividend is payable on November 8, 2012 to shareholders of record on October 27, 2012. The quarterly cash dividend for the previous quarter was also $0.25 per share.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following Exhibit, referred to in Item 2.02 of the Report is furnished, not filed; herewith:

Exhibit 99.1 Union Bankshares, Inc. Press Release dated October 17, 2012, announcing a regular quarterly dividend and third quarter and nine months ended September 30, 2012 net income and net income per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Union Bankshares, Inc.

October 17, 2012	/s/ David S. Silverman
David S. Silverman
Chief Executive Officer

October 17, 2012	/s/ Marsha A. Mongeon
Marsha A. Mongeon
Treasurer/Chief Financial Officer

EXHIBIT INDEX

Exhibit 99.1 Union Bankshares, Inc. Press Release dated October 17, 2012, announcing a regular quarterly dividend and third quarter and nine months ended September 30, 2012 net income and net income per share.